    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 15, 1997.
                                                     REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                              LA QUINTA INNS, INC.
             (Exact name of registrant as specified in its charter)

                    TEXAS                                         74-1724417
       (State or other jurisdiction of                         (I.R.S. Employer
        incorporation or organization)                       Identification No.)

                                 WESTON CENTRE
                              112 E. PECAN STREET
                                 P.O. BOX 2636
                         SAN ANTONIO, TEXAS 78299-2636
                                 (210) 302-6000
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                             ---------------------
                             JOHN F. SCHMUTZ, ESQ.
                       VICE PRESIDENT -- GENERAL COUNSEL
                              LA QUINTA INNS, INC.
                                 WESTON CENTRE
                              112 E. PECAN STREET
                                 P.O. BOX 2636
                         SAN ANTONIO, TEXAS 78299-2636
                                 (210) 302-6000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ---------------------
                                   Copies to:
                              JOHN M. NEWELL, ESQ.
                                LATHAM & WATKINS
                       633 WEST FIFTH STREET, SUITE 4000
                       LOS ANGELES, CALIFORNIA 90071-2007
                                 (213) 485-1234
                             ---------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective as determined by market conditions and other factors.
     If the only securities being registered on this Form are being offered pursuant to a dividend or interest reinvestment plans, check the following box.  [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest investment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                      PROPOSED MAXIMUM     PROPOSED MAXIMUM
    TITLE OF EACH CLASS OF           AMOUNT TO         OFFERING PRICE          AGGREGATE            AMOUNT OF
 SECURITIES TO BE REGISTERED       BE REGISTERED        PER SECURITY*       OFFERING PRICE*     REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
Debt Securities...............     $300,000,000             100%             $300,000,000            $90,909
==================================================================================================================

* Estimated solely for the purpose of calculating the registration fee.
                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED AUGUST 15, 1997

PROSPECTUS

                                  $300,000,000

                              LA QUINTA INNS, INC.

                                DEBT SECURITIES

                             ---------------------

     La Quinta Inns, Inc. (the "Company" or "La Quinta") intends to issue from time to time up to $300,000,000 aggregate principal amount of its Debt Securities (the "Debt Securities"), or if any Debt Securities are issued at an original issue discount, such greater amount as shall result in net proceeds to the Company of $300,000,000, which will be offered to the public on terms determined by market conditions at the time of sale. The Debt Securities may be issued in one or more series with the same or various maturities at par, at a premium, or with an original issue discount. When particular Debt Securities are offered, a prospectus supplement ("Prospectus Supplement"), together with this Prospectus, will be delivered setting forth the terms of such Debt Securities, including, where applicable, the specific designation, aggregate principal amount, denominations, maturity, rate and taxability of any interest (or manner of calculation thereof) and time of payment thereof, any redemption provisions, the initial public offering price and any other specific terms in connection with the offering and sale of such Debt Securities. The Debt Securities will be represented by global notes registered in the name of a nominee of The Depository Trust Company, as Depository. Beneficial interests in the Debt Securities will be shown on, and transfers thereof will be effected only through, records maintained by the Depository (with respect to participants' interests) and its participants. Except as described in this Prospectus, Debt Securities in certificated form will not be issued in exchange for the global notes.

                             ---------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR
  ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
     PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

     The Company may sell Debt Securities through underwriters, dealers or agents, or directly to one or more purchasers. The Prospectus Supplement will set forth the names of underwriters, dealers or agents, if any, any applicable commissions or discounts and the net proceeds to the Company from any such sale. See "Plan of Distribution" for possible indemnification arrangements for underwriters, dealers, agents and purchasers.

August   , 1997

NO PERSON IS AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY (THE "OFFERING") TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE DEBT SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREBY SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (together with all amendments, the "Registration Statement") on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Debt Securities offered hereby. This Prospectus, filed as a part of that Registration Statement, does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. In addition, certain documents filed by the Company with the Commission have been incorporated herein by reference. See "Incorporation of Certain Information by Reference." For further information regarding La Quinta and the Debt Securities offered hereby, reference is made to the Registration Statement, including the exhibits and schedules thereto and the documents incorporated herein by reference. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549; and at the regional offices of the Commission at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a world wide web site at http://www.sec.gov that contains reports, proxy and other information regarding registrants that file electronically with the Commission. The Common Stock of the Company is listed on the New York Stock Exchange. Reports, proxy statements and other information concerning the Company can also be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The Company's Annual Report on Form 10-K (Commission file No. 1-7790) for the fiscal year ended December 31, 1996 (filed with the Commission on February 28, 1997), the Company's Quarterly Report on Form 10-Q for the three month period ended March 31, 1997 (filed with the Commission on May 14, 1997), and the Company's Quarterly Report on Form 10-Q for the three and six month periods ended June 30, 1997 (filed with the Commission on August 11, 1997), are hereby incorporated by reference.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of the offering of the securities offered by this Prospectus, shall be deemed to be incorporated by reference in this Prospectus and be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified, to constitute a part of this Prospectus.

     The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates. Written or oral requests for such copies should be directed to: La Quinta Inns, Inc., P. O. Box 2636, San Antonio, Texas 78299-2636, Attention:
Investor Relations, telephone (210) 302-6000.

                                  THE COMPANY

     La Quinta is the second largest owner/operator of hotels in the United States and operates primarily in the mid-priced segment of the lodging industry. La Quinta achieved an occupancy percentage of 68.9% and an average daily room rate of $53.83 for the year ended December 31, 1996. The Company has inns located in 28 states, concentrated in the Western and Southern United States. At June 30, 1997, La Quinta owned and operated 235 inns and 23 Inn & Suites hotels with a combined total of over 33,000 rooms.

     The Company was founded in San Antonio, Texas in 1968. La Quinta was originally incorporated and became a publicly traded entity in 1972 and is incorporated under the laws of the State of Texas. The principal executive offices are located at Weston Centre, 112 E. Pecan Street, San Antonio, Texas 78205, telephone (210) 302-6000.

                 RATIO OF EARNINGS TO FIXED CHARGES (UNAUDITED)

                                                 SIX MONTHS
                                                   JUNE 30          YEAR ENDED DECEMBER 31
                                                 -----------   --------------------------------
                                                 1997   1996   1996   1995   1994   1993   1992
                                                 ----   ----   ----   ----   ----   ----   ----
Ratio of Earnings to Fixed Charges.............  3.2x   3.0x   2.9x   3.1x   2.8x   2.4x   1.2x

     For purposes of calculating this ratio, earnings include net earnings
(loss) before income taxes, extraordinary items, and the cumulative effect of accounting change, partners' equity in earnings of combined unincorporated partnerships and joint ventures that have fixed charges, fixed charges net of interest capitalized and amortization of capitalized interest. Fixed charges include interest expense on long-term debt (before capitalized interest) and the portion of rental expense allocated to interest. The Six Months Ended June 30, 1996 and Years Ended December 31, 1996 and 1995, include a non-cash provision for premature retirement of assets totaling approximately $9,062,000, $18,076,000 and $12,630,000, respectively.

                                USE OF PROCEEDS

     Except as may be set forth in the Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Debt Securities for general corporate purposes, which may include the construction of new properties, acquisition of additional properties and other acquisition transactions, the expansion and improvement of certain properties in the Company's portfolio, the repayment of certain indebtedness and the repurchase of certain securities of the Company.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities will be issued under an Indenture (the "Indenture") dated as of September 15, 1995 between the Company and U.S. Trust Company of Texas, N.A., as trustee (the "Trustee"). The following description of certain provisions of the Indenture and the Debt Securities summarizes the material terms thereof but does not purport to be complete, and such summaries are subject to the detailed provisions of the Indenture to which reference is hereby made, including the definition of certain terms used herein and those terms made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and for other information regarding the Debt Securities. The Indenture has been incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part. Numerical references in parentheses below are to sections in the Indenture. Wherever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

GENERAL

     The Indenture provides for issuance from time to time of debentures, notes (including the Debt Securities) or other evidences of indebtedness by the Company ("Securities") in an unlimited amount. Additional Securities may be issued under the Indenture from time to time.

     The Debt Securities may be issued in one or more series with the same or various maturities, at par, at a premium, or with an original issue discount. Reference is made to the Prospectus Supplement relating to the particular series of Debt Securities offered thereby for the following terms of the Debt
Securities: (i) the designation of the Securities of the series, which shall distinguish the Securities of the series from the Securities of all other series; (ii) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under the Indenture and any limitation on the ability of the Company to increase such aggregate principal amount after the initial issuance of the Securities of that series; (iii) the date or dates on which the principal of the Securities of the series is payable (which date or dates may be fixed or extendible); (iv) the rate or rates (which may be fixed or variable) per annum at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and (in the case of Registered Securities (which is defined as any Security registered on the Security Register)) on which a record shall be taken for the determination of Holders to whom interest is payable and/or the method by which such rate or rates or date or dates shall be determined; (v) if other than as provided in the Indenture, the place or places where the principal of and any interest on Securities of the series shall be payable, any Registered Securities of the series may be surrendered for exchange, notices, demands to or upon the Company in respect of the Securities of the series and the Indenture may be served and notice to Holders may be published; (vi) the right, if any, of the Company to redeem Securities of the series, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions upon which Securities of the series may be so redeemed, pursuant to any sinking fund or otherwise; (vii) the obligation, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period or periods within which and any of the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation; (viii) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the series shall be issuable; (ix) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof; (x) if other than the coin or currency in which the Securities of the series are denominated, the coin or currency in which payment of the principal of or interest on the Securities of the series shall be payable or if the amount of payments of principal of and/or interest on the Securities of the series may be determined with reference to an index based on a coin or currency other than that in which the Securities of the series are denominated, the manner in which such amounts shall be determined; (xi) if other than the currency of the United States of America, the currency or currencies, including composite currencies, in which payment of the principal of and interest on the Securities of the series shall be payable, and the manner in which any such currencies shall be valued against other currencies in which any other Securities shall be payable; (xii) whether the Securities of the series or any portion thereof will be issuable as Registered Securities (and if so, whether such Securities will be issuable as Registered Global Securities) or Unregistered Securities (which is defined as any Security other than a Registered Security) (with or without coupons), or any combination of the foregoing, any restrictions applicable to the offer, sale or delivery of Unregistered Securities or the payment of interest thereon and, if other than as provided herein, the terms upon which Unregistered Securities of any series may be exchanged for Registered Securities of such series and vice versa; (xiii) whether and under what circumstances the Company will pay additional amounts on the Securities of the series held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Securities rather than pay such additional amounts; (xiv) if the Securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions; (xv) any trustees, depositaries, authenticating or paying agents, transfer agents or the registrar or any other agents with respect to the Securities of the series; (xvi) provisions, if any, for the defeasance of the Securities of the series (including provisions permitting defeasance of less than all Securities of the series), which provisions may be in addition to, in substitution for, or in modification of (or any combination of the foregoing) the provisions of the Indenture; (xvii) if the Securities of the series are issuable in whole or in part as one or more Registered Global Securities, the identity of the Depositary for such Registered Global Security or Securities (which Depositary shall, at the time of its designation as Depositary and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation); (xviii) any other events of default or covenants with respect to the Securities of the series; and (xix) any other terms of the Securities of the series (which terms shall not be inconsistent with the provisions of the Indenture).

     The Indenture does not contain any restriction on the payment of dividends or any financial covenants. The Indenture does not contain provisions which would afford the Holders of the Debt Securities protection in the event of a transfer of assets to a subsidiary and incurrence of unsecured debt by such subsidiary, or in the event of a decline in the Company's credit quality resulting from highly leveraged or other similar transactions involving the Company.

     The Debt Securities will be unsubordinated and unsecured obligations of the Company ranking pari passu with all existing and future unsubordinated and unsecured obligations of the Company. Claims of Holders of Debt Securities will be effectively subordinated to the claims of holders of the debt of the Company's subsidiaries with respect to the assets of such subsidiaries. In addition, claims of Holders of Debt Securities will be effectively subordinated to the claims of holders of secured debt of the Company and its subsidiaries with respect to the collateral securing such claims and claims of the Company as the holder of general unsecured intercompany debt will be similarly effectively subordinated to claims of holders of secured debt of its subsidiaries.

GLOBAL SECURITIES

     Securities, including the Debt Securities, issued in the form of fully registered global Securities (a "Registered Global Security") will be deposited with The Depository Trust Company (the "Depositary") or a nominee thereof. Unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. The Depositary currently accepts only securities that are denominated in U.S. dollars.

     Ownership of beneficial interests in a Registered Global Security will be limited to persons that have accounts with the Depositary for such Registered Global Security ("participants") or persons that may hold interests through participants. Upon the issuance of a Registered Global Security, the Depositary for such Registered Global Security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the Securities represented by such Registered Global Security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of such Securities. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for such Registered Global Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Registered Global Securities.

     So long as the Depositary for a Registered Global Security, or its nominee, is the owner of record of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Securities represented by such Registered Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the Securities represented by such Registered Global Security registered in their names, and will not receive or be entitled to receive physical delivery of such Securities in definitive form and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depositary for such Registered Global Security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder of record under the Indenture. The Company understands that under existing industry practices, if the Company requests any action of holders or if any owner of a beneficial interest in a Registered Global Security desires to give or take any action which a holder is entitled to give or take under the Indenture, the Depositary for such Registered Global Security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instruction of beneficial owners holding through them.

     Payments of principal of, premium, if any, and interest on Securities represented by a Registered Global Security registered in the name of the Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depositary for any Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium, if any, or interest in respect of such Registered Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such Registered Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

     If the Depositary for Securities represented by a Registered Global Security notifies the Company that it is at any time unwilling or unable to continue as Depositary or ceases to be eligible under applicable law, and a successor Depositary eligible under applicable law is not appointed by the Company within 90 days, the Company will issue such Securities in definitive form in exchange for such Registered Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Securities of such series in definitive form in exchange for all of the Registered Global Security or Registered Global Securities representing such Securities. Any Securities issued in definitive form in exchange for a Registered Global Security will be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in such Registered Global Security.

SAME-DAY SETTLEMENT IN RESPECT OF GLOBAL NOTES

     So long as any Debt Securities are represented by Global Securities registered in the name of the Depositary or its nominee, such Debt Securities will trade in the Depositary's Same-Day Funds Settlement System, and secondary market trading activity in such Debt Securities will therefore be required by the Depositary to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Debt Securities.

CERTAIN COVENANTS

     The following covenants apply to all series of Securities, including the Debt Securities.

     Restrictions on Liens. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary (as defined herein) to, create or incur any Lien (as defined herein) on any shares of stock, indebtedness or other obligations of a Restricted Subsidiary (as defined herein) or any Principal

Property (as defined herein) of the Company or a Restricted Subsidiary, whether such shares of stock, indebtedness or other obligations of a Restricted Subsidiary or Principal Property are owned at the date of the Indenture or thereafter acquired, unless the Company secures or causes such Restricted Subsidiary to secure the outstanding Securities equally and ratably with all indebtedness secured by such Lien, so long as such indebtedness shall be so secured. This covenant shall not apply in the case of: (i) the creation of any Lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property acquired after the date of the Indenture (including acquisitions by way of merger or consolidation) by the Company or a Restricted Subsidiary contemporaneously with such acquisition, or within 180 days thereafter, to secure or provide for the payment or financing of any part of the purchase price thereof, or the assumption of any Lien upon any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property acquired after the date of the Indenture existing at the time of such acquisition, or the acquisition of any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property subject to any Lien without the assumption thereof, provided that every such Lien referred to in this clause (i) shall attach only to the shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property so acquired and fixed improvements thereon; (ii) any Lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property existing at the date of the Indenture; (iii) any Lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property in favor of the Company or any Restricted Subsidiary; (iv) any Lien on any Principal Property being constructed or improved securing loans to finance such construction or improvements; (v) any Lien on shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property incurred in connection with the issuance of tax-exempt governmental obligations (including, without limitation, industrial revenue bonds and similar financings); (vi) any mechanics', materialmen's, carriers' or other similar Liens arising in the ordinary course of business with respect to obligations which are not yet due or which are being contested in good faith; (vii) any Lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property for taxes, assessments or governmental charges or levies not yet delinquent, or already delinquent but the validity of which is being contested in good faith; (viii) any Lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property arising in connection with legal proceedings being contested in good faith, including any judgment Lien so long as execution thereon is stayed; (ix) any landlord's Lien on fixtures located on premises leased by the Company or a Restricted Subsidiary in the ordinary course of business, and tenants' rights under leases, easements and similar Liens not materially impairing the use or value of the property involved; (x) any Lien arising by reason of deposits necessary to qualify the Company or any Restricted Subsidiary to conduct business, maintain self-insurance, or obtain the benefit of, or comply with, any law; and (xi) any renewal of or substitution for any Lien permitted by any of the preceding clauses (i) through (x), provided, in the case of a Lien permitted under clause (i), (ii) or (iv), the indebtedness secured is not increased nor the Lien extended to any additional assets. (Section 4.3(a)) Notwithstanding the foregoing, the Company or any Restricted Subsidiary may create or assume Liens in addition to those permitted by the preceding sentence of this paragraph, and renew, extend or replace such Liens, provided that at the time of such creation, assumption, renewal, extension or replacement, and after giving effect thereto, Exempted Debt (as defined herein) does not exceed 15% of Combined Net Worth (as defined herein). (Section 4.3(b))

     Restrictions on Sale and Lease-Back Transactions. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, sell or transfer, directly or indirectly, except to the Company or a Restricted Subsidiary, any Principal Property as an entirety, or any substantial portion thereof, with the intention of taking back a lease of such property, except a lease for a period of three years or less at the end of which it is intended that the use of such property by the lessee will be discontinued; provided that, notwithstanding the foregoing, the Company or any Restricted Subsidiary may sell any such Principal Property and lease it back for a longer period (i) if the Company or such Restricted Subsidiary would be entitled, pursuant to the provisions of Section 4.3(a) described above under "-- Restrictions on Liens", to create a Lien on the property to be leased securing Funded Debt (as defined herein) in an amount equal to the Attributable Debt (as defined herein) with respect to such sale and lease-back transaction without equally and ratably securing the outstanding Securities or (ii) if (A) the Company promptly informs the Trustee of such transaction, and (B) the Company causes an amount equal to the fair value (as determined by Board

Resolution of the Company) of such property to be applied: (1) to the purchase of other property that will constitute Principal Property having a fair value at least equal to the fair value of the property sold, or (2) to the retirement within 120 days after receipt of such proceeds, of Funded Debt incurred or assumed by the Company or a Restricted Subsidiary (including the Securities); provided further that, in lieu of applying all of or any part of such net proceeds to such retirement, the Company may, within 75 days after such sale, deliver or cause to be delivered to the applicable Trustee for cancellation either debentures or notes evidencing Funded Debt of the Company (which may include the Securities) or of a Restricted Subsidiary previously authenticated and delivered by the applicable Trustee, and not theretofore tendered for sinking fund purposes or called for a sinking fund or otherwise applied as a credit against an obligation to redeem or retire such notes or debentures, and a certificate of an officer of the Company (which shall be delivered to the Trustee) stating that the Company elects to deliver or cause to be delivered such debentures or notes in lieu of retiring Funded Debt as hereinabove provided. If the Company shall so deliver debentures or notes to the applicable Trustee and the Company shall duly deliver such officer's certificate, the amount of cash which the Company shall be required to apply to the retirement of Funded Debt under this provision of the Indenture shall be reduced by an amount equal to the aggregate of the then applicable optional redemption prices (not including any optional sinking fund redemption prices) of such debentures or notes, or, if there are no such redemption prices, the principal amount of such debentures or notes; provided, that in the case of debentures or notes which provide for an amount less than the principal amount thereof to be due and payable upon a declaration of the maturity thereof, such amount of cash shall be reduced by the amount of principal of such debentures or notes that would be due and payable as of the date of such application upon a declaration of acceleration of the maturity thereof pursuant to the terms of the indenture pursuant to which such debentures or notes were issued. (Section 4.4(a)) Notwithstanding the foregoing, the Company or any Restricted Subsidiary may enter into sale and lease-back transactions in addition to those permitted by this paragraph without any obligation to retire any outstanding Securities or other Funded Debt, provided that at the time of entering into such sale and lease-back transactions and after giving effect thereto, Exempted Debt does not exceed 15% of Combined Net Worth. (Section 4.4(b))

CERTAIN DEFINITIONS

     The term "Attributable Debt" as defined in the Indenture means when used in connection with a sale and lease-back transaction referred to above under "-- Restrictions on Sale and Lease-Back Transactions", on any date as of which the amount thereof is to be determined, the product of (a) the net proceeds from such sale and lease-back transaction multiplied by (b) a fraction, the numerator of which is the number of full years of the term of the lease relating to the property involved in such sale and lease-back transaction (without regard to any options to renew or extend such term) remaining on the date of the making of such computation and the denominator of which is the number of full years of the term of such lease measured from the first day of such term.

     The term "Combined Net Worth" as defined in the Indenture means, at any date of determination, the combined shareholders' equity of the Company, as set forth on the then most recently available combined balance sheet of the Company and its combined subsidiaries and joint ventures.

     The term "Exempted Debt" as defined in the Indenture means the sum, without duplication, of the following items outstanding as of the date Exempted Debt is being determined: (i) indebtedness of the Company and its Restricted Subsidiaries incurred after the date of the Indenture and secured by liens created or assumed or permitted to exist pursuant to Section 4.3(b) of the Indenture described above under "-- Restrictions on Liens" and (ii) Attributable Debt of the Company and its Restricted Subsidiaries in respect of all sale and lease-back transactions with regard to any Principal Property entered into pursuant to Section 4.4(b) of the Indenture described above under "-- Restrictions on Sale and Lease-Back Transactions."

     The term "Funded Debt" as defined in the Indenture means all indebtedness for money borrowed, including purchase money indebtedness, having a maturity of more than one year from the date of its creation or having a maturity of less than one year but by its terms being renewable or extendible, at the option of the obligor in respect thereof, beyond one year from the date of its creation.

     The terms "Holder" or "Securityholder" as defined in the Indenture mean the registered holder of any Security with respect to registered Securities and the bearer of any unregistered Security or any coupon appertaining thereto, as the case may be.

     The term "Lien" as defined in the Indenture means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of the Indenture, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     The term "Original Issue Discount Security" as defined in the Indenture means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.2 of the Indenture.

     The term "Principal Property" as defined in the Indenture means land, land improvements, buildings and associated equipment owned or leased pursuant to a capital lease and used by the Company or a Restricted Subsidiary primarily in the hotel business, but shall not include any such property financed through the issuance of tax exempt governmental obligations (including, without limitation, industrial revenue bonds and similar financings).

     The term "Restricted Subsidiary" as defined in the Indenture means any Subsidiary organized and existing under the laws of the United States of America and the principal business of which is carried on within the United States of America which owns or is a lessee pursuant to a capital lease of any Principal Property other than:

     (i) each Subsidiary the major part of whose business consists of finance, banking, credit, leasing, insurance, financial services or other similar operations, or any combination thereof;

     (ii) each Subsidiary formed or acquired after the date hereof for the purpose of acquiring the business or assets of another Person and which does not acquire all or any substantial part of the business or assets of the Company or any Restricted Subsidiary; and

     (iii) the following unincorporated partnerships and joint ventures, each of which currently owns one inn: La Quinta-Wichita, Kansas, No. 532, Ltd.; LQ-West Bank Joint Venture; La Quinta-Houston I.H. 10, Ltd.; La Quinta Austin Motor Hotel, Ltd.; La Quinta-Dallas Central Expressway, Ltd.; La Quinta San Antonio-South Joint Venture; LQ Motor Inn Venture-Austin No. 530 (in the case of the preceding five, the Company or a subsidiary of the Company has purchased all of the partners' interests, and in the case of the previous two, a subsidiary of the Company continues as a partner or joint venturer with the Company).

provided, however, that any Subsidiary may be declared a Restricted Subsidiary by Board Resolution, effective as of the date such Board Resolution is adopted; provided further, that any such declaration may be rescinded by further Board Resolution, effective as of the date such further Board Resolution is adopted.

     The term "Subsidiary" as defined in the Indenture means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock (as defined in the Indenture) is owned directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

RESTRICTIONS ON MERGERS AND SALES OF ASSETS

     Under the Indenture, the Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation with or merger with or into a Subsidiary or a sale, conveyance, transfer, lease or other disposition to a Subsidiary) or permit any Person to merge with or into the Company unless: (a) either (i) the Company shall be the continuing Person or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Securities and under the Indenture and the Company shall have delivered to the Trustee an opinion of counsel stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with and that such supplemental indenture constitutes the legal, valid and binding obligation of the Company or such successor enforceable against such entity in accordance with its terms, subject to customary exceptions; and (b) an officers' certificate to the effect that immediately after giving effect to such transaction, no Default (as defined in the Indenture) shall have occurred and be continuing and an opinion of counsel as to the matters set forth in clause (a) shall have been delivered to the Trustee. (Section 5.1) The meaning of the term "all or substantially all of the assets" has not been definitely established and is likely to be interpreted by reference to applicable state law if and at the time the issue arises, and will be dependent on the facts and circumstances existing at the time. Accordingly, there may be uncertainty as to whether a Holder of Debt Securities can determine whether a sale of "all or substantially all of the assets" has occurred and exercise any remedies such Holder may have as a result thereof.

EVENTS OF DEFAULT

     Events of Default defined in the Indenture with respect to the Securities of any series are: (a) the Company defaults in the payment of the principal of any Security of such series when the same becomes due and payable at maturity, upon acceleration, redemption or mandatory repurchase, including as a sinking fund installment, or otherwise; (b) the Company defaults in the payment of interest on any Security of such series when the same becomes due and payable, and such default continues for a period of 30 days; (c)(i) default by the Company or any Restricted Subsidiary in the payment when due at maturity of any Funded Debt (other than Funded Debt that is non-recourse to the Company and its Restricted Subsidiaries) in excess of $15,000,000, whether such Funded Debt is outstanding at the date of the Indenture or is thereafter outstanding, and the continuation of such default for the greater of any period of grace applicable thereto or ten days from the date of such default or (ii) an event of default, as defined in any indenture, agreement or instrument evidencing or under which the Company and/or any Restricted Subsidiary has at the date of the Indenture or shall thereafter have outstanding at least $15,000,000 aggregate principal amount of Funded Debt, shall happen and be continuing and such Funded Debt shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled or such indebtedness shall not be discharged, within ten days; (d) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture with respect to any Security of such series or in the Securities of such series and such default or breach continues for a period of 30 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Securities of all series affected thereby; (e) an involuntary case or other proceeding shall be commenced against the Company or any Restricted Subsidiary with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Restricted Subsidiary under the federal bankruptcy laws as now or hereafter in effect; (f) the Company or any Restricted Subsidiary
(i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Restricted Subsidiary or for all or substantially all of the property and assets of the Company or any Restricted Subsidiary or (iii) effects any general assignment for the benefit of creditors; or (g) any other Event of Default established with respect to any series of Securities issued pursuant to the Indenture occurs. (Section 6.1)

     The Indenture provides that if an Event of Default described in clauses (a) or (b) of the immediately preceding paragraph with respect to the Securities of any series then outstanding occurs and is continuing, then, and in each and every such case, except for any series of Securities the principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of any such affected series then outstanding under the Indenture (each such series treated as a separate class) by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the entire principal (or, if the Securities of any such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series established pursuant to the Indenture) of all Securities of such affected series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clauses (c), (d) or (g) of the immediately preceding paragraph with respect to the Securities of one or more but not all series then outstanding or with respect to the Securities of all series then outstanding occurs and is continuing, then, and in each and every such case, except for any series of Securities the principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount (or, if the Securities of any such series are Original Issue Discount Securities, the amount thereof accelerable as described in this paragraph) of the Securities of all such affected series then outstanding under the Indenture (treated as a single class) by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the entire principal (or, if the Securities of any such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series established pursuant to the Indenture) of all Securities of all such affected series, and the interest accrued thereof, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clause (e) or (f) of the immediately preceding paragraph occurs and is continuing, then the principal amount (or, if any Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof established pursuant to the Indenture) of all the Securities then outstanding and interest accrued thereon, if any, shall be and become immediately due and payable, without any notice or other action by any Holder or the Trustee to the full extent permitted by applicable law. Upon certain conditions such declarations may be rescinded and annulled and past defaults may be waived by the Holders of a majority in principal of the then outstanding Securities of all such series that have been accelerated (voting as a single class). (Section 6.2)

     The Indenture contains a provision under which, subject to the duty of the Trustee during a default to act with the required standard of care, (i) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, officers' certificate, opinion of counsel (or both), statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence or indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person or persons and the Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit; (ii) before the Trustee acts or refrains from acting, it may require an officers' certificate and/or an opinion of counsel, which shall conform to the requirements of the Indenture and the Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion; subject to the terms of the Indenture, whenever in the administration of the trusts of the Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action under the Indenture, such matter (unless other evidence in respect thereof be specifically prescribed in the Indenture) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an officers' certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of the Indenture upon the faith thereof; (iii) the Trustee may act through its attorneys and agents not regularly in its employ and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care by it under the Indenture; (iv) any request, direction, order or demand of the Company mentioned in the Indenture shall be sufficiently evidenced by an officers' certificate (unless other evidence in respect thereof be specifically prescribed in the Indenture); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company; (v) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request, order or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction; (vi) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with the Indenture relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture; (vii) the Trustee may consult with counsel and the written advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it under the Indenture in good faith and in reliance thereon; and (viii) prior to the occurrence of an Event of Default under the Indenture and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, officers' certificate, opinion of counsel, Board Resolution, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document. (Section 7.2)

     Subject to such provisions in the Indenture for the indemnification of the Trustee and certain other limitations, the Holders of at least a majority in aggregate principal amount (or, if any Securities are Original Issue Discount Securities, such portion of the principal as is then accelerable under the Indenture) of the outstanding Securities of all series affected (voting as a single class), may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series by the Indenture; provided, that the Trustee may refuse to follow any direction that conflicts with law of the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction; and provided further, that the Trustee may take any other action it deems proper that is not inconsistent with any directions received from Holders of Securities pursuant to this paragraph. (Section 6.5)

     Subject to various provisions in the Indenture, the Holders of at least a majority in principal amount (or, if the Securities are Original Issue Discount Securities, such portion of the principal as is then accelerable under the Indenture) of the outstanding Securities of all series affected (voting as a single class) by notice to the Trustee, may waive, on behalf of the Holders of all the Securities of such series, an existing Default or Event of Default with respect to the Securities of such series and its consequences, except a Default in the payment of principal of or interest on any Security as specified in clauses (a) or (b) of Section 6.1 of the Indenture or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Security affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default with respect to the Securities of such series arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto. (Section 6.4)

     The Indenture provides that no Holder of any Securities of any series may institute any proceeding, judicial or otherwise, with respect to the Indenture or the Securities of such series, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless: (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of such series; (ii) the Holders of at least 25% in aggregate principal amount of outstanding Securities of all such series affected shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture; (iii) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request; (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Securities of all such affected series have not given the Trustee a direction that is inconsistent with such written request. A Holder may not use the

Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder. (Section 6.6)

     The Indenture contains a covenant that the Company will file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act. (Section 4.6)

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     The Indenture provides with respect to each series of Securities that, except as otherwise provided in this paragraph, the Company may terminate its obligations under the Securities of a series and the Indenture with respect to Securities of such series if: (i) all Securities of such series previously authenticated and delivered, with certain exceptions, have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it under the Indenture; or (ii)(A) the Securities of such series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption,
(B) the Company irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders of such Securities, for that purpose, money or U.S. Government Obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment, to pay principal of and interest on the Securities of such series to maturity or redemption, as the case may be, and to pay all other sums payable by it under the Indenture, and (C) the Company delivers to the Trustee an officers' certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the Indenture relating to the satisfaction and discharge of the Indenture with respect to the Securities of such series have been complied with. With respect to the foregoing clause (i), only the Company's obligations to compensate and indemnify the trustee under the Indenture shall survive. With respect to the foregoing clause (ii), only the Company's obligations to execute and deliver Securities of such series for authentication, to set the terms of the Securities of such series, to maintain an office or agency in respect of the Securities of such series, to have moneys held for payment in trust, to register the transfer or exchange of Securities of such series, to deliver Securities of such series for replacement or to be canceled, to compensate and indemnify the Trustee and to appoint a successor trustee, and its right to recover excess money held by the Trustee shall survive until such Securities are no longer outstanding. Thereafter, only the Company's obligations to compensate and indemnify the Trustee, and its right to recover excess money held by the Trustee shall survive. (Section 8.1)

     The Indenture provides that, except as otherwise provided in this paragraph, the Company (i) will be deemed to have paid and will be discharged from any and all obligations in respect of the Securities of any series, and the provisions of the Indenture will no longer be in effect with respect to the Securities of such series ("legal defeasance") and (ii) may omit to comply with any term, provision or condition of the Indenture described above under "-- Certain Covenants" (or any other specific covenant relating to such series provided for in a Board Resolution or supplemental indenture which may by its terms be defeased pursuant to the Indenture), and such omission shall be deemed not to be an Event of Default under clauses (c), (d) or (g) of the first paragraph of "-- Events of Default" with respect to the outstanding Securities of a series ("covenant defeasance"); provided that the following conditions shall have been satisfied: (A) the Company has irrevocably deposited in trust with the Trustee as trust funds solely for the benefit of the Holders of the Securities of such series, for payment of the principal of and interest on the Securities of such series, money or U.S. Government Obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof deliver to the Trustee) without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, to pay and discharge the principal of and accrued interest on the outstanding Securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the Trustee), as the case may be; (B) such deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the

Company is a party or by which it is bound; (C) no Default with respect to such Securities of such series shall have occurred and be continuing on the date of such deposit; (D) the Company shall have delivered to the Trustee an opinion of counsel that (1) the Holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this provision of the Indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (which opinion, in the case of a legal defeasance, shall be based upon a change in law) and (2) the Holders of the Securities of such series have a valid security interest in the trust funds subject to no prior liens under the Uniform Commercial Code, and (E) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the Indenture relating to the defeasance contemplated have been complied with. In the case of legal defeasance under clause (i) above, the opinion of counsel referred to in clause (D)(1) above may be replaced by a ruling directed to the Trustee received from the Internal Revenue Service to the same effect. Subsequent to legal defeasance under clause
(i) above, the Company's obligations to execute and deliver Securities of such series for authentication, to set the terms of the Securities of such series, to maintain an office or agency in respect of the Securities of such series, to have moneys held for payment in trust, to register the transfer or exchange of Securities of such series, to deliver Securities of such series for replacement or to be canceled, to compensate and indemnify the Trustee and to appoint a successor trustee, and its right to recover excess money held by the Trustee shall survive until such Securities are no longer outstanding. After such Securities are no longer outstanding, in the case of legal defeasance under clause (i) above, only the Company's obligations to compensate and indemnify the Trustee and its right to recover excess money held by the Trustee shall survive. (Sections 8.2 and 8.3)

MODIFICATION OF THE INDENTURE

     The Indenture provides that the Company and the Trustee may amend or supplement the Indenture or the Securities of any series without notice to or the consent of any Holder: (1) to cure any ambiguity, defect or inconsistency in the Indenture; provided that such amendments or supplements shall not materially and adversely affect the interests of the Holders; (2) to comply with Article 5 (which relates to the covenant regarding "-- Restrictions on Mergers and Sales of Assets") of the Indenture; (3) to comply with any requirements of the Securities and Exchange Commission in connection with the qualification of the Indenture under the Trust Indenture Act; (4) to evidence and provide for the acceptance of appointment under the Indenture with respect to the Securities of any or all series by a successor Trustee; (5) to establish the form or forms or terms of Securities of any series or of the coupons appertaining to such Securities as permitted under the Indenture; (6) to provide for uncertificated or unregistered Securities and to make all appropriate changes for such purpose;
(7) to change or eliminate any provisions of the Indenture with respect to all or any series of the Securities not then outstanding (and, if such change is applicable to fewer than all such series of the Securities, specifying the series to which such change is applicable), and to specify the rights and remedies of the Trustee and the Holders of such Securities in connection therewith; and (8) to make any change that does not materially and adversely affect the rights of any Holder. (Section 9.1)

     The Indenture also contains provisions whereby the Company and the Trustee, subject to certain conditions, without prior notice to any Holders, may amend the Indenture and the outstanding Securities of any series with the written consent of the Holders of a majority in principal amount of the Securities then outstanding of all series affected by such supplemental indenture (all such series voting as one class), and the Holders of a majority in principal amount of the outstanding Securities of all series affected thereby (all such series voting as one class) by written notice to the Trustee may waive future compliance by the Company with any provision of the Indenture or the Securities of such series. Notwithstanding the foregoing provisions, without the consent of each Holder affected thereby, an amendment or waiver, including a waiver pursuant to Section 6.4 of the Indenture, may not: (i) extend the stated maturity of the principal of, or any sinking fund obligation or any installment of interest on, such Holder's Security, or reduce the principal amount thereof or the rate of interest thereon (including any amount in respect of original issue discount), or any premium payable with respect thereto, or adversely affect the rights of such Holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase at the option of such Holder, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon the acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or change any place of payment where, or the currency in which, any Security or any premium or the interest thereof is payable, or impair the right to institute suit for the enforcement of any such payment on or after the due date therefor; (ii) reduce the percentage in principal amount of outstanding Securities of the relevant series the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the Indenture; (iii) waive a Default in the payment of principal of or interest on any Security of such Holder; or (iv) modify any of the provisions of this section of the Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby. A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of Holders of Securities of such series with respect to such covenant or provision, shall be deemed not to affect the rights under the Indenture of the Holders of Securities of any other series or of the coupons appertaining to such Securities. It shall not be necessary for the consent of any Holder under this section of the Indenture to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this section of the Indenture becomes effective, the Company or, at the request of the Company, the Trustee shall give to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company or, at the request of the Company, the Trustee will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver. (Section 9.2)

                              PLAN OF DISTRIBUTION

GENERAL

     The Company may sell the Debt Securities being offered hereby: (i) directly to purchasers; (ii) through agents; (iii) through dealers; (iv) through underwriters; or (v) through a combination of any such methods of sale.

     The distribution of the Debt Securities may be effected from time to time in one or more transactions either: (i) at a fixed price or prices which may be changed; (ii) at market prices prevailing at the time of sale; (iii) at prices related to such prevailing market prices; or (iv) at negotiated prices.

     Offers to purchase the Debt Securities may be solicited directly by the Company. Offers to purchase Debt Securities may also be solicited by agents designated by the Company from time to time. Any such agent, who may be deemed to be an "underwriter" as that term is defined in the Securities Act, involved in the offer or sale of the Debt Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement.

     If a dealer is utilized in the sale of the Debt Securities in respect of which this Prospectus is delivered, the Company will sell such Debt Securities to the dealer, as principal. The dealer, who may be deemed to be an "underwriter" as that term is defined in the Securities Act may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale.

     If an underwriter or underwriters are utilized in the sales, the Company will execute an underwriting agreement with such underwriters at the time of sale of them and the name of the underwriters will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Debt Securities in respect of which this Prospectus is delivered to the public. In connection with the sale of Debt Securities, such underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Debt Securities for whom they may act as agents. Underwriters may also sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriting compensation paid by the Company to underwriters in connection with the offering of Debt Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the Prospectus Supplement.

     Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act. Underwriters and agents may engage in transactions with, or perform services for, the Company in the ordinary course of business.

DELAYED DELIVERY ARRANGEMENTS

     If so indicated in the Prospectus Supplement, the Company will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase Debt Securities pursuant to contracts providing for payment and delivery on a future date or dates. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such contract will not be subject to any conditions except that (a) the purchase of the Debt Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject and (b) if the Debt Securities are also being sold to underwriters, the Company shall have sold to such underwriters the Debt Securities not sold for delayed delivery. The underwriters, dealers and such other persons will not have any responsibility in respect to the validity or performance of such contracts. The Prospectus Supplement relating to such contracts will set forth the price to be paid for Debt Securities pursuant to such contracts, the commissions payable for solicitation of such contracts and the date or dates in the future for delivery of Debt Securities pursuant to such contracts.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Debt Securities offered hereby will be passed upon for the Company by John F. Schmutz, Vice President - General Counsel and Secretary of the Company and Latham & Watkins, Los Angeles, California. Certain legal matters in connection with an offering made by this Prospectus may be passed upon for the underwriters or agents by counsel named in the Prospectus Supplement.

                                    EXPERTS

     The combined financial statements of La Quinta Inns, Inc., as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, have been incorporated by reference herein and in the Registration Statement (as defined under "Available Information") in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     With respect to the unaudited interim financial information for the three month periods ended March 31, 1997 and 1996 and three and six month periods ended June 30, 1997 and 1996, incorporated by reference herein, KPMG Peat Marwick LLP has reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because neither of those reports is a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act of 1933.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Set forth below is an estimate of the fees and expenses, other than underwriting discounts and commissions, payable or reimbursable by the Company in connection with the issuance and distribution of the Debt Securities:

SEC Registration Fee........................................  $ 90,909
Printing and Engraving Expenses.............................    40,000
Blue Sky Fees and Expenses..................................     2,000
Legal Fees and Expenses.....................................    25,000
Accounting Fees.............................................     9,000
Miscellaneous Expenses......................................    13,091
                                                              --------
  Total.....................................................  $180,000
                                                              ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article 2.02A(16) of the Texas Business Corporation Act, as amended (the "TBCA"), empowers the Company to indemnify its directors, officers, employees and agents in a variety of circumstances and to purchase and maintain liability insurance for those persons, but only to the extent permitted by Article 2.02-1 of the TBCA.

     Article 2.02-1 of the TBCA provides that a corporation may indemnify any person who was, is or is threatened to be made a party to any suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative because the person is or was a director of the Company or is or was serving at its request in the same or another capacity in another corporation or business association against judgments, penalties, fines, settlements, and reasonable expenses actually incurred if it is determined: (i) that the person conducted himself in good faith, (ii) that the person reasonably believed his conduct, with respect to his official capacity, was in the best interest of the Company, or, in all other cases, his conduct was at least not opposed to the best interests of the Company, and (iii) in the case of any criminal proceeding, that the person had no reasonable cause to believe his conduct was unlawful.

     Article Eleven of the Company's Restated Articles of Incorporation, as amended (the "Articles"), and Article V of the Company's Amended and Restated By-Laws, as amended (the "By-Laws"), provide for indemnification of directors, officers, employees and agents of the Company in a variety of circumstances.
Article V of the By-Laws provides that the Company shall indemnify any person who was, is, or is threatened to be made a named party or who is called as a witness in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, who is or was a director or officer, to the fullest extent permitted by the TBCA, as now existing or hereafter amended, including to the extent that any such action, suit or proceeding may involve the negligence of a director or officer. In addition, the Company has purchased and maintains insurance on behalf of directors and officers of the Company against any liability asserted against such persons and incurred by them in such capacity and arising out of their status as directors or officers of the Company.

     On November 15, 1990, the Board of Directors of the Company approved and adopted the terms and provisions of two separate forms of indemnification agreements (the "Agreements"), one for directors of the Company, including subsidiaries, and the other for officers or key employees of the Company, including its subsidiaries. The Agreements provide the Company's directors, officers and key employees with a contractual right to indemnification for actions taken by them in their respective roles or otherwise on behalf of the Company. This contractual right insures that directors and officers will be indemnified by the Company to the fullest extent permitted by Texas law even if subsequent events result in a change in the control of the Company. There are two forms of the Agreement because the TBCA limits a corporation's ability to indemnify its directors under any circumstance, but allows a corporation to expand the statutory limits as to indemnification of officers and employees.

     The Agreements entered into between the Company and its directors beginning in November 1990 and thereafter obligate the Company to indemnify a director who was, is, or is threatened to be made a party or witness to any suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, because the person is or was a director of the Company against judgments, penalties, fines, settlements, and reasonable attorneys' fees and expenses actually incurred if it is determined: (i) that the director conducted himself in good faith, (ii) that the director reasonably believed (a) with respect to activities in his official capacity that his conduct was in the best interests of the Company, (b) with respect to all other cases that his conduct was at least not opposed to the best interests of the Company, and (iii) in the case of any criminal proceeding, that the director had no reasonable cause to believe that his conduct was unlawful. The Agreements entered into between the Company and its officers beginning in November 1990 and thereafter do not contain the foregoing limitations.

     The Agreements also mandate the indemnification of directors or officers who serve as witnesses in any proceeding (subject to certain limitations) and who have been wholly successful as a party on the merits or otherwise in the defense of any proceeding.

     As to directors, the Agreements also limit indemnification to reasonable attorneys' fees and expenses actually incurred if a director is found in a proceeding to be liable to the Company or is found liable on the basis that he received an improper benefit, and further absolutely prohibit any indemnification of a director who has been found liable in a proceeding for willful or intentional misconduct in the performance of his duties to the Company.

     Provisions authorizing indemnification or advancement of expenses contained in the Company's Articles, By-Laws or the Agreements are valid only to the extent that such provisions are consistent with provisions of Article 2.02-1 of the TBCA. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy expressed in the Act and is, therefore, unenforceable.

     The Articles also contain a provision which eliminates certain potential liability of directors of the Company for monetary damages to the full extent permitted by the laws of the State of Texas as interpreted and applied by the courts. The provision does not, however, eliminate the duty of care or the duty of loyalty owed to the Company by its directors; instead, it only eliminates monetary damage awards for actions or omissions by directors that breach the duty of care owed to the Company and its shareholders. Moreover, this provision does not in any way limit or eliminate the liability of directors of the Company for (i) breaches of their duty of loyalty to the Company and its shareholders,
(ii) failing to act in good faith, intentional misconduct or knowing violations of law, (iii) obtaining an improper personal benefit for themselves, (iv) any liability expressly imposed by statute, or (v) an unlawful stock repurchase or payment of dividends.

     Furthermore, said limitation pertains solely to claims against a director arising out of his role as a director and does not relieve a director, if he is also an officer of the Company, from any liability arising from his role as an officer. Finally, the provision does not apply to the responsibilities of directors under any other law such as federal and state securities laws or statutes expressly providing for liability of directors of corporations.

ITEM 16. EXHIBITS.

     The following exhibits are filed as part of the Registration Statement:

           *1            -- Form of Underwriting Agreement.
            4(a)         -- Indenture, dated as of September 15, 1995, between La
                            Quinta Inns, Inc. and U.S. Trust Company of Texas, N.A.,
                            as Trustee (filed as Exhibit 4(a) to the Company's
                            Registration Statement on Form S-3 (Registration No.
                            33-61755), as amended, and incorporated herein by
                            reference).
           *4(b)         -- Form of Debt Security of La Quinta Inns, Inc.
            5(a)         -- Opinion of John F. Schmutz, Esq. as to certain aspects of the legality of the securities being registered.
            5(b)         -- Opinion of Latham & Watkins as to certain aspects of the legality of the securities being registered.
           12            -- Computation of Ratio of Earnings to Fixed Charges
                            (previously filed as an exhibit to the Company's
                            Quarterly Report on Form 10-Q for the three and six month
                            periods ended June 30, 1997 and incorporated herein by
                            reference).
           15            -- Awareness Letter of KPMG Peat Marwick LLP.
           23(a)         -- Consent of KPMG Peat Marwick LLP.
           23(b)         -- Consent of John F. Schmutz, Esq. (included in Exhibit
                            5(a)).
           23(c)         -- Consent of Latham & Watkins (included in Exhibit 5(b)).
           24            -- Powers of Attorney (contained on the signature pages
                            hereof).
           25            -- Statement of Eligibility of Trustee on Form T-1.

---------------

* To be filed by amendment or incorporated by reference with the offering of the securities.

ITEM 17. UNDERTAKINGS.

     (a) La Quinta hereby undertakes:

     (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Act"); (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) La Quinta hereby undertakes that, for purposes of determining any liability under the Act, each filing of La Quinta's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Certain arrangements indemnifying La Quinta, and officers, directors and controlling persons of La Quinta are set forth in Item 15 above. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of La Quinta pursuant to the foregoing provisions, or otherwise, La Quinta has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by La Quinta of expenses incurred or paid by a director, officer or controlling person of La Quinta in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, La Quinta will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the 15th day of August, 1997.

                                            LA QUINTA INNS, INC.

                                            By: /s/ WILLIAM C. HAMMETT, JR.
                                              ----------------------------------
                                              Name: William C. Hammett, Jr.
                                              Title:  Senior Vice President,
                                                  Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Gary L. Mead, William C. Hammett, Jr. and John F. Schmutz and each of them, any one of whom may act without joiner of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                     SIGNATURES                                   TITLE                     DATE
                     ----------                                   -----                     ----
/s/ GARY L. MEAD                                       President, Chief Executive       August 15, 1997
-----------------------------------------------------    Officer and Director
(Gary L. Mead)                                           (Principal Executive
                                                         Officer)

/s/ WILLIAM C. HAMMETT, JR.                            Senior Vice President,           August 15, 1997
-----------------------------------------------------    Chief Financial Officer
(William C. Hammett, Jr.)                                (Principal Financial
                                                         Officer and Principal
                                                         Accounting Officer)

/s/ WILLIAM H. CUNNINGHAM                              Director                         August 15, 1997
-----------------------------------------------------
(William H. Cunningham)

/s/ WILLIAM RAZZOUK                                    Director                         August 15, 1997
-----------------------------------------------------
(William Razzouk)
/s/ PETER STERLING                                     Director                         August 15, 1997
-----------------------------------------------------
(Peter Sterling)

/s/ KENNETH T. STEVENS                                 Director                         August 15, 1997
-----------------------------------------------------
(Kenneth T. Stevens)

/s/ THOMAS M. TAYLOR                                   Chairman of the Board            August 15, 1997
-----------------------------------------------------
(Thomas M. Taylor)

                               INDEX TO EXHIBITS

      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
           *1            -- Form of Underwriting Agreement.
            4(a)         -- Indenture, dated as of September 15, 1995, between La
                            Quinta Inns, Inc. and U.S. Trust Company of Texas, N.A.,
                            as Trustee (filed as Exhibit 4(a) to the Company's
                            Registration Statement on Form S-3 (Registration No.
                            33-61755), as amended, and incorporated herein by
                            reference).
           *4(b)         -- Form of Debt Security of La Quinta Inns, Inc.
            5(a)         -- Opinion of John F. Schmutz, Esq. as to certain aspects of the legality of the securities being registered.
            5(b)         -- Opinion of Latham & Watkins as to certain aspects of the legality of the securities being registered.
           12            -- Computation of Ratio of Earnings to Fixed Charges
                            (previously filed as an exhibit to the Company's
                            Quarterly Report on Form 10-Q for the three and six month
                            periods ended June 30, 1997 and incorporated herein by
                            reference).
           15            -- Awareness Letter of KPMG Peat Marwick LLP.
           23(a)         -- Consent of KPMG Peat Marwick LLP.
           23(b)         -- Consent of John F. Schmutz, Esq. (included in Exhibit
                            5(a)).
           23(c)         -- Consent of Latham & Watkins (included in Exhibit 5(b)).
           24            -- Powers of Attorney (contained on the signature pages
                            hereof).
           25            -- Statement of Eligibility of Trustee on Form T-1.

---------------

* To be filed by amendment or incorporated by reference with the offering of the securities.